Exhibit 10.01

INDEMNIFICATION AGREEMENT

THIS AGREEMENT is made this         day of        , 20       , by and between Rocky Brands, Inc., an Ohio corporation (the “Company”) and                                   , an individual and a director and/or officer of the Company (the “Indemnitee”).

Recitals

WHEREAS, Indemnitee is either a member of the Board of Directors or an executive officer of the Company, or both, and in such capacity is performing a valuable service for the Company;

WHEREAS, the Company’s Amended and Restated Articles of Incorporation (the “Articles”) provide for the indemnification of the directors, officers, employees, and agents of the Company to the extent permitted by Section 1701.13 of the Ohio Revised Code, as amended to date (the “O.R.C.”);

WHEREAS, the O.R.C. specifically provides that it is not exclusive, and thereby contemplates that contracts may be entered into between the Company and its directors, officers, agents, and employees with respect to indemnification of such persons;

WHEREAS, the Company intends from time to time to apply for and, if economically feasible, obtain directors and officers liability insurance (“D & O Insurance”), which insurance is intended to supplement, and not replace, the obligations of the Company pursuant to this Agreement; and

WHEREAS, in order to induce Indemnitee to continue to serve as a member of the Board of Directors of the Company or an officer, or both, the Company has determined and agreed to enter into this contract with Indemnitee;

Agreement

NOW, THEREFORE, in consideration of Indemnitee’s continued service with the Company after the date hereof the parties agree as follows:

1. D & O Insurance.  The Company shall from time to time seek to obtain D & O Insurance but shall not be required to obtain or maintain D & O Insurance unless and until, in the reasonable business judgment of the then directors of the Company, both (i) the premium cost for such insurance is reasonably related to the amount of coverage provided, and (ii) the coverage provided by such insurance is not so limited by exclusions that insufficient benefit may be derived therefrom.

2.Indemnity.  Subject only to the exclusions set forth in Section 3 hereof, the Company hereby agrees to hold harmless and indemnify Indemnitee against any and all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including an action by or in the right of the Company) to which Indemnitee is, was, or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director, officer, employee, or agent of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise to the fullest extent authorized and permitted by the provisions of the O.R.C. as in effect on the date of this Agreement, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification which is adopted after the date hereof and that expands upon the indemnification now authorized by this Agreement and the O.R.C. In no event will the indemnification afforded by this Agreement be less than that which is authorized by the O.R.C. as in effect on the date hereof.

3. Limitations on Indemnity.  No indemnity pursuant to Section 2 hereof shall be paid by the Company:

(a)  except to the extent the aggregate losses to be indemnified hereunder exceed the amount of such losses for which the Indemnitee is indemnified pursuant to any D & O Insurance purchased and maintained by the Company;

(b)  in respect to remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

(c)  on account of any suit in which judgment is rendered against an Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state, or local statutory law;

(d)  on account of Indemnitee’s act or omission being finally adjudged to have involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company; or

(e)  if a final decision by a Court having jurisdiction in the matter shall determine that such indemnification is not lawful.

4. Continuation of Indemnity.  All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, officer, employee, or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit, or proceeding, whether civil, criminal, or investigative, by reason of the fact that Indemnitee was a director of the Company or serving in any other capacity referred to herein.

5.Notification and Defense of Claim.  Promptly after receipt by Indemnitee of notice of the commencement of any action, suit, or proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to Indemnitee otherwise than under this Agreement.  With respect to any such action, suit, or proceeding as to which Indemnitee notifies the Company of the commencement thereof:

(a) The Company will be entitled to participate therein at its own expense.

(b) Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel selected by the Company and reasonably satisfactory to Indemnitee.  After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below.  Indemnitee shall have the right to employ its counsel in such action, suit, or proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action, or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company.  The Company shall not be entitled to assume the defense of any action, suit, or proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above and notified the Company of such decision in writing specifying the reasons therefor.

(c)  The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent.  The Company shall not settle in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent.  Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

6.Advancement and Repayment of Expenses.  At the written request of Indemnitee which shall include Indemnitee’s written undertaking to repay expenses as provided in the next sentence, the Company may pay all reasonable expenses, including attorneys’ fees, incurred by Indemnitee in defending any action, suit, or proceeding against Indemnitee as such expenses are incurred, in advance of the final disposition of such action, suit, or proceeding.  Indemnitee agrees that he or she will reimburse the Company for all reasonable expenses paid by the Company in defending any action, suit, or proceeding against Indemnitee in the event and only to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company for such expenses under the provisions of the O.R.C., the Amended and Restated Articles of Incorporation, this Agreement, or otherwise.

7. Enforcement.

(a)  The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce Indemnitee to continue as a director or an officer of the Company, or both, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.

(b)In the event Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, Company shall reimburse Indemnitee for all of Indemnitee’s reasonable fees and expenses in bringing and pursuing such action.

8.  Separability.  Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

9.  Governing Law; Binding Effect; Amendment and Termination.

(a)  This Agreement shall be interpreted and enforced in accordance with the laws of the State of Ohio applicable to contracts made and to be wholly performed in such state.  The parties specifically intend that the indemnification afforded by this Agreement be construed under the laws of the State of Ohio in existence as of the date hereof and under any subsequent amendment or law which expands upon the indemnification now authorized by this Agreement and the laws of the State of Ohio.

(b)This Agreement shall be binding upon Indemnitee and upon the Company, its successors and assigns, and shall inure to the benefit of Indemnitee, his heirs, personal representatives, and assigns and to the benefit of the Company, its successors, and assigns.

(c)  No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

ROCKY BRANDS, INC.

By:

                                   ,

INDEMNITEE

By: